Exhibit 99.1
FOR IMMEDIATE RELEASE

ANI Pharmaceuticals Reports Second Quarter 2024 Financial Results and Raises 2024 Guidance

•Generated record quarterly net revenues of $138.0 million, representing year-over-year growth of 18.4%, and record Rare Disease net revenues of $49.2 million, an increase of 102.4% year-over-year
•Delivered adjusted non-GAAP EBITDA of $33.2 million, and adjusted non-GAAP diluted earnings per share of $1.02
•Net loss available to common shareholders of $(2.7) million and diluted GAAP loss per share of $(0.14)
•On track to close acquisition of Alimera Sciences, Inc. in the third quarter of 2024, adding two durable commercial assets ILUVIEN® and YUTIQ® with significant growth potential to its Rare Disease portfolio
•Increased 2024 guidance with expected net revenues of $540 million to $560 million, adjusted non-GAAP EBITDA of $140 million to $150 million and adjusted non-GAAP earnings per share of $4.38 to $4.82
•Guidance includes Purified Cortrophin® Gel (Repository Corticotrophin Injection USP) 80 U/ml (Cortrophin Gel) net revenues of $185 million to $195 million, representing year-over-year growth of 65% to 74%

BAUDETTE, Minn., August 6, 2024 (GLOBE NEWSWIRE) -- ANI Pharmaceuticals, Inc. (Nasdaq: ANIP) (ANI or the Company) today announced financial results and business highlights for the three months ended June 30, 2024.

“We are very proud of our accomplishments in the second quarter. We delivered both record revenues and a major milestone in our ongoing efforts to expand the scope and scale of our Rare Disease business with the proposed acquisition of Alimera,” said Nikhil Lalwani, President & CEO of ANI. “Rare Disease continues to be ANI's primary growth driver, and the strategic investments we’ve made in our Cortrophin Gel franchise have been yielding positive results. During the second quarter, we achieved the highest number of both new patient starts and unique prescribers since our January 2022 launch and continued to have momentum across all targeted specialties.”

“Our Generics business also delivered a strong quarter, with high-teens growth stemming from the strength of our base business, our operational excellence and our ability to consistently and effectively launch new products. Based on our solid second quarter results and the continued momentum we’re seeing across the business, we are raising our full year 2024 guidance.”

“Following the acquisition of Alimera, ANI will have three growing and durable commercial Rare Disease assets, an expanded commercial team covering five specialties, and a global infrastructure covering over 20 countries. We’re pleased with our progress thus far in 2024 and are excited about the opportunities that lie ahead, as we make further strides in our mission of ‘Serving Patients, Improving Lives’,” concluded Mr. Lalwani.

Second Quarter and Recent Business Highlights:

Rare Disease Segment

Revenues for the Company’s lead asset, Cortrophin Gel, totaled $49.2 million for the second quarter of 2024, an increase of 102.4% over the same period in 2023, driven primarily by increased volume. During the quarter, the Company saw increasing prescription demand and new patient starts across all targeted specialties – neurology, rheumatology, nephrology, pulmonology, and ophthalmology. The Company saw particularly strong year-over-year and quarter-over-quarter demand for acute gouty arthritis flares, which is proprietary to Cortrophin Gel as the only ACTH product approved for this indication. In addition, the newly established ophthalmology sales team drove significant growth in prescriptions and new patient starts in the second quarter.

On June 24, 2024, the Company announced that it had entered into a definitive agreement to acquire Alimera Sciences for $5.50 per share in cash at closing and one non-tradable contingent value right (CVR), representing the right to receive up to $0.50 per share upon the achievement of certain net revenue targets in 2026 and 2027. The transaction will expand the scope and scale of ANI’s Rare Disease business with two growing and durable ophthalmology products, ILUVIEN and YUTIQ.

The Company anticipates completing the acquisition during the third quarter of 2024.

Generics, Established Brands and Other Segment

Revenues for generic pharmaceuticals products, established brands and other decreased 3.7% year-over-year in the second quarter of 2024 as growth in Generics was more than offset by an anticipated decline for Established Brands. ANI’s Generics business launched four new products during the quarter, each into limited competition markets, and two additional products in July. The Company also made substantial progress on bringing online the significant capacity expansion at our New Jersey site, which will support the future growth of its Generics business.

Second Quarter 2024 Financial Results

	Three Months Ended June 30,
(in thousands)	2024	2023	Change	% Change
Generics, Established Brands, and Other Segment
Generic pharmaceutical products	$73,964	$63,317	$10,647	16.8%
Established brand pharmaceutical products, royalties, and other pharmaceutical services	14,883	28,926	(14,043)	(48.5)%
Generics, established brands, and other segment total net revenues	$88,847	$92,243	$(3,396)	(3.7)%
Rare Disease Segment
Rare disease pharmaceutical products	49,193	24,304	24,889	102.4%
Total net revenues	$138,040	$116,547	$21,493	18.4%

Net revenues for generic pharmaceutical products were $74.0 million, an increase of 16.8% year-over-year, driven by increased volumes in the base business and contribution from new product launches.

Net revenues for established brand pharmaceutical products, royalties, and other pharmaceutical services were $14.9 million, a decrease of 48.5% year-over-year, in line with Company expectations. The prior-year quarter included revenues resulting from ANI’s ability to respond to pharmaceutical shortages in the U.S. market.

Net revenues for Rare Disease pharmaceutical products, which consist entirely of sales of Cortrophin Gel, were $49.2 million, an increase of 102.4% year-over-year driven by increased volume.

Operating expenses were $132.9 million, an increase of 27.6% year-over-year, as a result of the following factors:

•Cost of sales increased 36.5% year-over-year to $57.7 million, primarily due to significant net growth in sales volumes of pharmaceutical products and significant growth of royalty bearing products, including Cortrophin Gel.

•Research and development expenses decreased 1.1% year-over-year to $7.3 million.

•Selling, general, and administrative expenses increased 36.3% year-over-year to $52.8 million, primarily due to increased employment-related costs, investment in our Rare Disease sales and marketing infrastructure and activities, legal expenses, expenses related to the pending acquisition of Alimera, and an overall increase in activities to support revenue growth.

Net loss available to common shareholders for the second quarter of 2024 was $(2.7) million as compared to net income of $5.8 million in the prior year period. Diluted GAAP loss per share for the second quarter of 2024 was $(0.14) compared to net income per share of $0.29 in the prior year period.

Adjusted non-GAAP EBITDA for the second quarter of 2024 was $33.2 million, a decrease of 2.6% over the second quarter of 2023.

Adjusted non-GAAP diluted earnings per share was $1.02 in the second quarter of 2024 compared to $1.28 in the prior year period.
For reconciliations of adjusted non-GAAP EBITDA and adjusted non-GAAP diluted earnings per share to the most directly comparable GAAP financial measure, please see Table 3 and Table 4 below, respectively.

Liquidity

As of June 30, 2024, the Company had $240.1 million in unrestricted cash and cash equivalents, $166.1 million in net accounts receivable and $292.5 million (face value) in outstanding debt. The Company generated year-to-date cash flow from operations of $35.7 million.

Revised Full Year 2024 Guidance:

The following guidance for 2024 does not include contribution from the pending acquisition of Alimera.

	Revised Full Year 2024 Guidance	Prior Full Year 2024 Guidance	2023 Actual	Growth
Net Revenue (Total Company)	$540 million - $560 million	$520 million - $542 million	$486.8 million	11% - 15%
Cortrophin Gel Net Revenue	$185 million - $195 million	$170 million - $180 million	$112.1 million	65% - 74%
Adjusted Non-GAAP EBITDA	$140 million - $150 million	$135 million - $145 million	$133.8 million	5% - 12%
Adjusted Non-GAAP Diluted EPS	$4.38 - $4.82	$4.26 - $4.67	$4.71	(7)% - 2%

ANI now expects total company adjusted non-GAAP gross margin between 61% and 62% as compared to our previous expectation of 62% and 63%. The Company will continue to tax effect non-GAAP adjustments for computation of adjusted non-GAAP diluted earnings per share at a tax rate of 26.0%.

The Company now anticipates between 19.4 million and 19.8 million shares outstanding (reflective of a full year of shares outstanding resulting from the May 2023 equity raise) for the purpose of calculating diluted EPS and continues to expect its U.S. GAAP effective tax rate to be between 22.0% to 25.0%.

Conference Call

The Company’s management will host a conference call today to discuss its second quarter 2024 results.

Date Tuesday, August 6, 2024
Time 8:30 a.m. ET
Toll free (U.S.) 800-245-3047

This conference call will also be webcast and can be accessed from the “Investors” section of ANI’s website at www.anipharmaceuticals.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A replay of the conference call will also be available within two hours of the call’s completion and will remain accessible for two weeks by dialing 800-753-5212 and entering access code 4619279.

Non-GAAP Financial Measures

Adjusted non-GAAP EBITDA

ANI’s management considers adjusted non-GAAP EBITDA to be an important financial indicator of ANI’s operating performance, providing investors and analysts with a useful measure of operating results unaffected by non-cash stock-based compensation and differences in capital structures, tax structures, capital investment cycles, ages of related assets, and compensation structures among otherwise comparable companies. Management uses adjusted non-GAAP EBITDA when analyzing Company performance.

Adjusted non-GAAP EBITDA is defined as net (loss) income, excluding tax provision or benefit, interest expense, (net), other expense, (net), depreciation and amortization expense, non-cash stock-based compensation expense, M&A transaction expenses, contingent consideration fair value adjustment, unrealized gain on our investment in equity securities, gain on sale of the former Oakville, Ontario manufacturing site, litigation expenses related to certain matters, and certain other items that vary in frequency and impact on ANI’s results of operations. Adjusted non-GAAP EBITDA should be considered in addition to, but not in lieu of, net income or loss reported under GAAP. A reconciliation of adjusted non-GAAP EBITDA to the most directly comparable GAAP financial measure is provided below.

ANI is not providing a reconciliation for the forward-looking full year 2024 adjusted EBITDA guidance because it does not currently have sufficient information to accurately estimate all of the variables and individual adjustments for such reconciliation, including “with” and “without” tax provision information. As such, ANI’s management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.

Adjusted non-GAAP Net Income

ANI’s management considers adjusted non-GAAP net income to be an important financial indicator of ANI’s operating performance, providing investors and analysts with a useful measure of operating results unaffected by the non-cash stock-based compensation, non-cash interest expense, depreciation and amortization, M&A transaction expenses, contingent consideration fair value adjustment, unrealized gain on our investment in equity securities, gain on sale of the former Oakville, Ontario manufacturing site, litigation expenses related to certain matters, and certain other items that vary in frequency and impact on ANI’s results of operations. Management uses adjusted non-GAAP net income when analyzing Company performance.

Adjusted non-GAAP net income is defined as net (loss) income, plus the non-cash stock-based compensation expense, M&A transaction expenses, non-cash interest expense, depreciation and amortization expense, contingent consideration fair value adjustment, unrealized gain on our investment in equity securities, gain on sale of the former Oakville, Ontario manufacturing site, litigation expenses related to certain matters, and certain other items that vary in frequency and impact on ANI’s results of operations, less the tax impact of these adjustments calculated using an estimated statutory tax rate. Management will continually analyze this metric and may include additional adjustments in the calculation in order to provide further understanding of ANI’s results. Adjusted non-GAAP net income should be considered in addition to, but not in lieu of, net income reported under GAAP. A reconciliation of adjusted non-GAAP net income to the most directly comparable GAAP financial measure is provided below.
Adjusted non-GAAP Diluted Earnings per Share

ANI’s management considers adjusted non-GAAP diluted earnings per share to be an important financial indicator of ANI’s operating performance, providing investors and analysts with a useful measure of operating results unaffected by the non-cash stock-based compensation, non-cash interest expense, depreciation and amortization, M&A transaction expenses, contingent consideration fair value adjustment, unrealized gain on our investment in equity securities, gain on sale of the former Oakville, Ontario manufacturing site, litigation expenses related to certain matters, and certain other items that vary in frequency and impact on ANI’s results of operations. Management uses adjusted non-GAAP diluted earnings per share when analyzing Company performance.

Adjusted non-GAAP diluted earnings per share is defined as adjusted non-GAAP net income, as defined above, divided by the diluted weighted average shares outstanding during the period. Management will continually analyze this metric and may include additional adjustments in the calculation in order to provide further understanding of ANI’s results. Adjusted non-GAAP diluted earnings per share should be considered in addition to, but not in lieu of, diluted earnings per share reported under GAAP. A reconciliation of adjusted non-GAAP diluted earnings per share to the most directly comparable GAAP financial measure is provided below.

ANI is not providing a reconciliation for the forward-looking full year 2024 adjusted diluted earnings per share guidance because it does not currently have sufficient information to accurately estimate all of the variables and individual adjustments for such reconciliation, including “with” and “without” tax provision information. As such, ANI’s management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.

About ANI

ANI Pharmaceuticals, Inc. (Nasdaq: ANIP) is a diversified biopharmaceutical company serving patients in need by developing, manufacturing, and marketing high quality branded and generic prescription pharmaceutical products, including for diseases with high unmet medical need. Our team is focused on delivering sustainable growth by scaling up our Rare Disease business through the successful launch of our lead asset, Purified Cortrophin® Gel, strengthening our generics business with enhanced research and development capability, innovation in established brands and leveraging our U.S. based manufacturing capabilities. For more information, please visit our website www.anipharmaceuticals.com.

Forward-Looking Statements

To the extent any statements made in this release deal with information that is not historical, these are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, those relating to the commercialization and potential sales of the product and any additional product launches from the Company’s generic pipeline, other statements that are not historical in nature, particularly those that utilize terminology such as “anticipates,” “will,” “expects,” “plans,” “potential,” “future,” “believes,” “intends,” “continue,” other words of similar meaning, derivations of such words and the use of future dates.

Uncertainties and risks may cause the Company’s actual results to be materially different than those expressed in or implied by such forward-looking statements. Uncertainties and risks include, but are not limited to: our ability to continue to achieve commercial success with Cortrophin Gel, our first rare disease pharmaceutical product, including expanding the market and gaining market share, our business, financial condition, and results of operations will be negatively impacted; the ability of our approved products, including Cortrophin Gel, to achieve commercialization at levels of market acceptance that will continue to allow us to achieve profitability; our ability to complete or achieve any, or all of the intended benefits of acquisitions and investments, including the pending acquisition of Alimera, in a timely manner or at all; the risks that our acquisitions and investments, including the pending acquisition of Alimera, could disrupt our business and harm our financial position and operating results; delays in production, increased costs and potential loss of revenues if we need to change suppliers due to the limited number of suppliers for our raw materials, active pharmaceutical ingredients, excipients and other materials; our reliance on single source third-party contract manufacturing supply for certain of our key products, including Cortrophin Gel, and post-consummation of the proposed acquisition of Alimera, for Alimera’s products; delays or failure in obtaining and maintaining approvals by the FDA of the products we sell; changes in policy or actions that may be taken by the FDA, United States Drug Enforcement Administration, and other regulatory agencies, including among other things, drug recalls, regulatory approvals, facility inspections and potential enforcement actions; our ability to develop, license or acquire, and commercialize new products; the level of competition we face and the legal, regulatory and/or legislative strategies employed by our competitors to prevent or delay competition from generic alternatives to branded products; our ability to protect our intellectual property rights; the impact of legislative or regulatory reform on the pricing for pharmaceutical products; the impact of any litigation to which we are, or may become, a party; our ability, and that of our suppliers, development partners, and manufacturing partners, to comply with laws, regulations and standards that govern or affect the pharmaceutical and biotechnology industries; our ability to maintain the services of our key executives and other personnel; and general business and economic conditions, such as inflationary pressures, geopolitical conditions including, but not limited to, the conflict between Russia and the Ukraine, the conflict between Israel and Gaza, conflicts related to the attacks on cargo ships in the Red Sea, and the effects and duration of outbreaks of public health emergencies, and other risks and uncertainties that are described in ANI’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other periodic reports filed with the Securities and Exchange Commission.

More detailed information on these and additional factors that could affect the Company’s actual results are described in the Company’s filings with the Securities and Exchange Commission (SEC), including its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other filings with the SEC. All forward-looking statements in this news release speak only as of the date of this news release and are based on the Company’s current beliefs, assumptions, and expectations. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contact Lisa M. Wilson, In-Site Communications, Inc.
212-452-2793
lwilson@insitecony.com

SOURCE: ANI Pharmaceuticals, Inc.

FINANCIAL TABLES FOLLOW

ANI Pharmaceuticals, Inc. and Subsidiaries
Table 1: US GAAP Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net Revenues	$138,040	$116,547	$275,470	$223,333

Operating Expenses
Cost of sales (excluding depreciation and amortization)	57,698	42,284	106,855	79,992
Research and development	7,296	7,374	17,807	13,298
Selling, general, and administrative	52,821	38,760	100,842	75,228
Depreciation and amortization	14,697	14,690	29,383	29,390
Contingent consideration fair value adjustment	359	1,035	449	1,996
Restructuring activities	—	2	—	1,132
Gain on sale of building	—	—	(5,347)	—

Total Operating Expenses, net	132,871	104,145	249,989	201,036

Operating Income	5,169	12,402	25,481	22,297

Other Income (Expense), net
Unrealized (loss) gain on investment in equity securities	(2,712)	—	6,943	—
Interest expense, net	(4,656)	(7,100)	(9,256)	(14,796)
Other expense, net	(88)	(53)	(120)	(87)

(Loss) Income Before Income Tax Expense (Benefit)	(2,287)	5,249	23,048	7,414

Income tax expense (benefit)	—	(996)	7,128	(270)

Net (Loss) Income	$(2,287)	$6,245	$15,920	$7,684

Dividends on Series A Convertible Preferred Stock	(407)	(407)	(813)	(813)

Net (Loss) Income Available to Common Shareholders	$(2,694)	$5,838	$15,107	$6,871

Basic and Diluted (Loss) Income Per Share:
Basic (Loss) Income Per Share	$(0.14)	$0.30	$0.71	$0.36
Diluted (Loss) Income Per Share	$(0.14)	$0.29	$0.70	$0.36

Basic Weighted-Average Shares Outstanding	19,321	17,688	19,210	17,044
Diluted Weighted-Average Shares Outstanding	19,321	17,855	19,561	17,177

ANI Pharmaceuticals, Inc. and Subsidiaries
Table 2: US GAAP Balance Sheets
(unaudited, in thousands)

	June 30, 2024	December 31, 2023
Current Assets
Cash and cash equivalents	$240,110	$221,121
Accounts receivable, net	166,091	162,079
Inventories	125,448	111,196
Prepaid income taxes	2,867	—
Assets held for sale	—	8,020
Prepaid expenses and other current assets	14,001	17,400
Investment in equity securities	6,943	—
Total Current Assets	555,460	519,816
Non-current Assets
Property and equipment, net	51,640	44,593
Deferred tax assets, net of deferred tax liabilities and valuation allowance	89,506	90,711
Intangible assets, net	183,078	209,009
Goodwill	28,221	28,221
Derivatives and other non-current assets	12,848	12,072
Total Assets	$920,753	$904,422

Current Liabilities
Current debt, net of deferred financing costs	$850	$850
Accounts payable	48,681	36,683
Accrued royalties	20,357	16,276
Accrued compensation and related expenses	16,111	23,786
Accrued government rebates	12,324	12,168
Income taxes payable	—	8,164
Returned goods reserve	33,897	29,678
Current contingent consideration	841	12,266
Accrued expenses and other	6,917	5,606
Total Current Liabilities	139,978	145,477

Non-current Liabilities
Non-current debt, net of deferred financing costs and current component	284,394	284,819
Non-current contingent consideration	11,092	11,718
Other non-current liabilities	4,679	4,809
Total Liabilities	$440,143	$446,823

Mezzanine Equity
Convertible Preferred Stock, Series A	24,850	24,850

Stockholders’ Equity
Common Stock	2	2
Class C Special Stock	—	—
Preferred Stock	—	—
Treasury stock	(20,042)	(10,081)
Additional paid-in capital	532,497	514,103
Accumulated deficit	(65,025)	(80,132)
Accumulated other comprehensive income, net of tax	8,328	8,857
Total Stockholders’ Equity	455,760	432,749

Total Liabilities, Mezzanine Equity, and Stockholders’ Equity	$920,753	$904,422

ANI Pharmaceuticals, Inc. and Subsidiaries
Table 3: Adjusted non-GAAP EBITDA Calculation and US GAAP to Non-GAAP Reconciliation
(unaudited, in thousands)

				Reconciliation of certain adjusted non-GAAP accounts:
				Net Revenues		Cost of sales (excluding depreciation and amortization)		Selling, general, and administrative		Research and development
	Three Months Ended June 30,			Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,
	2024	2023		2024	2023	2024	2023	2024	2023	2024	2023
Net (Loss) Income	$(2,287)	$6,245	As reported:	$138,040	$116,547	$57,698	$42,284	$52,821	$38,760	$7,296	$7,374

Add/(Subtract):
Interest expense, net	4,656	7,100
Other expense, net	88	53
Provision (benefit) for income taxes	—	(996)
Depreciation and amortization	14,697	14,690
Contingent consideration fair value adjustment	359	1,035
Restructuring activities	—	2
Unrealized loss on investment in equity securities	2,712	—
Impact of Canada operations (1)	—	492	Impact of Canada operations (1)	—	—	—	(289)	—	(194)	—	(9)
Stock-based compensation	7,864	5,249	Stock-based compensation	—	—	(312)	(188)	(7,206)	(4,836)	(346)	(225)
M&A transaction expenses	3,540	249	M&A transaction expenses	—	—	—	—	(3,540)	(249)	—	—
Litigation expenses	1,594	—	Litigation expenses	—	—	—	—	(1,594)	—	—	—
Adjusted non-GAAP EBITDA	$33,223	$34,119	As adjusted:	$138,040	$116,547	$57,386	$41,807	$40,481	$33,481	$6,950	$7,140
(1) Impact of Canada operations includes CDMO revenues, cost of sales relating to CDMO revenues, all selling, general, and administrative expenses, and all research and development expenses recorded in Canada in the period presented, exclusive of restructuring activities, stock-based compensation, and depreciation and amortization, which are included within their respective line items above. The adjustment of Canada operations represents revenues, cost of sales and expense that will not recur after the completion of the closure of our Canada operations (complete as of March 31, 2023) and the sale of the facility (complete as of March 31, 2024). The adjustment of Canada operations does not adjust for revenues, cost of sales, and expense that will recur at our other manufacturing facilities after the transfer of certain manufacturing activities is complete.

				Reconciliation of certain adjusted non-GAAP accounts:
				Net Revenues		Cost of sales (excluding depreciation and amortization)		Selling, general, and administrative		Research and development
	Six Months Ended June 30,			Six Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,
	2024	2023		2024	2023	2024	2023	2024	2023	2024	2023
Net Income	$15,920	$7,684	As reported:	$275,470	$223,333	$106,855	$79,992	$100,842	$75,228	$17,807	$13,298

Add/(Subtract):
Interest expense, net	9,256	14,796
Other expense, net	120	87
Provision (benefit) for income taxes	7,128	(270)
Depreciation and amortization	29,383	29,390
Contingent consideration fair value adjustment	449	1,996
Restructuring activities	—	1,132
Gain on sale of building	(5,347)	—
Unrealized gain on investment in equity securities	(6,943)	—
Impact of Canada operations (1)	—	2,138	Impact of Canada operations (1)	—	(565)	—	(1,705)	—	(925)	—	(73)
Stock-based compensation	14,798	9,587	Stock-based compensation	—	—	(592)	(339)	(13,577)	(8,816)	(629)	(432)
M&A transaction expenses	4,253	591	M&A transaction expenses	—	—	—	—	(4,253)	(591)	—	—
Litigation expenses	1,839	—	Litigation expenses	—	—	—	—	(1,839)	—	—	—
Adjusted non-GAAP EBITDA	$70,856	$67,131	As adjusted:	$275,470	$222,768	$106,263	$77,948	$81,173	$64,896	$17,178	$12,793
(1) Impact of Canada operations includes CDMO revenues, cost of sales relating to CDMO revenues, all selling, general, and administrative expenses, and all research and development expenses recorded in Canada in the period presented, exclusive of restructuring activities, stock-based compensation, and depreciation and amortization, which are included within their respective line items above. The adjustment of Canada operations represents revenues, cost of sales and expense that will not recur after the completion of the closure of our Canada operations (complete as of March 31, 2023) and the sale of the facility (complete as of March 31, 2024). The adjustment of Canada operations does not adjust for revenues, cost of sales, and expense that will recur at our other manufacturing facilities after the transfer of certain manufacturing activities is complete.

ANI Pharmaceuticals, Inc. and Subsidiaries
Table 4: Adjusted non-GAAP Net Income and Adjusted non-GAAP Diluted Earnings per Share Reconciliation
(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net (Loss) Income Available to Common Shareholders	$(2,694)	$5,838	$15,107	$6,871

Add/(Subtract):
Non-cash interest (income) expense	(55)	710	(65)	1,675
Depreciation and amortization	14,697	14,690	29,383	29,390
Contingent consideration fair value adjustment	359	1,035	449	1,996
Restructuring activities	—	2	—	1,132
Gain on sale of building	—	—	(5,347)	—
Unrealized loss (gain) on investment in equity securities	2,712	—	(6,943)	—
Impact of Canada operations (1)	—	492	—	2,138
Stock-based compensation	7,864	5,249	14,798	9,587
M&A transaction expenses	3,540	249	4,253	591
Litigation expenses	1,594	—	1,839	—
Less:
Estimated tax impact of adjustments (calc. at 26% and 24% for the three and six months ended June 30, 2024 and 2023, respectively)	(7,985)	(5,382)	(9,975)	(11,162)

Adjusted non-GAAP Net Income Available to Common Shareholders (2)	$20,032	$22,883	$43,499	$42,218
Diluted Weighted-Average
Shares Outstanding	19,321	17,855	19,561	17,177
Adjusted Diluted Weighted-Average
Shares Outstanding	19,686	17,855	19,561	17,177

Adjusted non-GAAP
Diluted Earnings per Share	$1.02	$1.28	$2.22	$2.46
(1)Impact of Canada operations includes CDMO revenues, cost of sales relating to CDMO revenues, all selling, general, and administrative expenses, and all research and development expenses recorded in Canada in the period presented, exclusive of restructuring activities, stock-based compensation, and depreciation and amortization, which are included within their respective line items above. The adjustment of Canada operations represents revenues, cost of sales and expense that will not recur after the completion of the closure of our Canada operations (complete as of March 31, 2023) and the sale of the facility (complete as of March 31, 2024). The adjustment of Canada operations does not adjust for revenues, cost of sales, and expense that will recur at our other manufacturing facilities after the transfer of certain manufacturing activities is complete.
(2)Adjusted non-GAAP Net Income Available to Common Shareholders excludes undistributed earnings to participating securities.